[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 11, 2009
Brookdale Senior Living Inc.
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

Re:	Brookdale Senior Living Inc. Registration Statement on Form S-3

Ladies and Gentlemen:
          We have acted as special counsel to Brookdale Senior Living Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), to be issued and sold by the Company (the “Primary Shares”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), to be issued and sold by the Company in one or more series to be designated (the “Preferred Shares”), (iii) such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Preferred Stock (collectively, the “Indeterminate Securities”), and (iv) up to 60,875,826 shares of Common Stock to be sold by certain stockholders (the “Selling Stockholders”) of the Company (the “Secondary Shares”). The Primary Shares, the Preferred Shares, the Secondary Shares and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”
          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement;
(ii) a specimen certificate evidencing the Common Stock;

Brookdale Senior Living Inc.
May 11, 2009

(iii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);
(iv) the Amended and Restated By-Laws of the Company as currently in effect, as certified by the Secretary of the Company (the “By-Laws”);
(v) certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities, the original issuance of the Secondary Shares and related matters;
(vi) an executed copy of the Stockholders Agreement, dated as of November 28, 2005, by and among the Company, Fortress Brookdale Acquisition LLC, FIT-ALT Investor LLC, Fortress Investment Trust II and Health Partners;
(vii) an executed copy of Amendment No. 1 to the Stockholders Agreement, dated as of July 26, 2006, by and among the Company, FIT-ALT Investor LLC, Fortress Registered Investment Trust, Fortress Brookdale Investment Fund LLC, FRIT Holdings LLC and FIT Holdings LLC;
(viii) an executed copy of the Conveyance Agreement, dated as of September 30, 2005, by and among the Company, Brookdale Living Communities, Inc., BSL Brookdale Merger Inc., BSL CCRC Merger Inc., BSL FEBC Merger Inc., Emeritus Corporation, FEBC-ALT Investors LLC, FIT-ALT Investor LLC, Fortress CCRC Acquisition LLC, Fortress Investment Trust II, Fortress Registered Investment Trust, Fortress Brookdale Acquisition LLC, Health Partners and NW Select LLC (the “Conveyance Agreement”), and certain related closing documents and resolutions of the Board of Directors of the Company relating thereto; and
(ix) an executed copy of the Investment Agreement, dated as of May 12, 2006, by and among the Company and RIC Coinvestment Fund LP, and certain related closing documents and resolutions of the Board of Directors of the Company relating thereto.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the

Brookdale Senior Living Inc.
May 11, 2009

due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of the Offered Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, except that we do not make the assumptions set forth in this clause (ii) with respect to Opined on Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth in paragraph 3 below, we have assumed that the Company received the entire amount of the consideration contemplated in connection with the issuance of the Secondary Shares.
          Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than Opined on Law on the opinions herein stated. The Offered Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
          1. With respect to any Primary Shares to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Primary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Shares and related matters; (v) the terms of the issuance and sale of the Offered Primary Shares have been duly established and are then in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or

Brookdale Senior Living Inc.
May 11, 2009

result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Delaware representing the Offered Primary Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Primary Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.
          2. With respect to any series of Preferred Shares to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Delaware representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Brookdale Senior Living Inc.
May 11, 2009

          3. With respect to any Secondary Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized, legally issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP